Exhibit No. 1
Headway Corporate Resources, Inc.
Form 8-K/A dated September 29, 1997
File No. 0-23170



                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-08615) and related Prospectus of Headway Corporate Resources, Inc., of our report dated June 30, 1997, with respect to the combined financial statements of Administrative Sales Associates Temporaries, Inc. and Administrative Sales Associates, Inc. included in Headway Corporate Resources, Inc.'s, Form 8-K/A dated July 28, 1997, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP

New York, New York
September 24, 1997